UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PULMATRIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

945 Concord Street

Suite 1217

Framingham, Massachusetts 01701

(888) 355-4440

November 8, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pulmatrix, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, December 18, 2024, at 8:30 a.m., Eastern Time. We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting.

To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/PULM2024 and enter your Stockholder Control Number, which can be found on the Notice of Internet Availability or proxy card that is sent to you. You will not be able to attend the Annual Meeting in person.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission (the “SEC”) “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about November 8, 2024. This is in lieu of mailing to all stockholders a paper copy of the Proxy Statement, the proxy card and our 2023 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Notice of Internet Availability contains instructions on how to access all the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the virtual Annual Meeting, after receiving the Notice of Internet Availability please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.

Only stockholders who held shares at the close of business on the record date, Thursday, October 31, 2024, may vote at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the meeting virtually.

Thank you for your support of our Company. I look forward to your virtual participation at the Annual Meeting.

Sincerely,

/s/ Peter Ludlum

Peter Ludlum
Interim Chief Executive Officer and Interim Chief Financial Officer

PULMATRIX, INC.

945 Concord Street

Suite 1217

Framingham, Massachusetts 01701

(888) 355-4440

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 18, 2024

The Annual Meeting will be held on Wednesday, December 18, 2024, at 8:30 a.m., Eastern Time, to be conducted in a virtual format only via live audio webcast at www.virtualshareholdermeeting.com/PULM2024. There is no physical location for the 2024 Annual Meeting.

	Annual Meeting Proposals	Recommendation of the Board
(1)	Election of two directors to serve as Class I directors on our Board of Directors to serve until our 2027 Annual Meeting of Stockholders or until successors have been duly elected and qualified.	FOR Each of the nominees
(2)	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2024 fiscal year.	FOR
(3)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the Proxy Statement for more detailed information with respect to the matters to be considered at the Annual Meeting.

The Board of Directors has fixed the close of business on October 31, 2024, as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the ten (10) calendar days prior to the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting virtually, we request that you complete, date, sign and mail the form of proxy in accordance with the instructions set out in the form of proxy and in the Proxy Statement to ensure that your shares will be represented at the Annual Meeting or to vote online in advance of the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials, or vote online, in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting virtually and vote during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Peter Ludlum

Peter Ludlum
Interim Chief Executive Officer and Interim Chief Financial Officer

November 8, 2024

PULMATRIX, INC.

945 Concord Street

Suite 1217

Framingham, Massachusetts 01701

(888) 355-4440

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 18, 2024

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Pulmatrix” refer to Pulmatrix, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) on behalf of Pulmatrix, Inc. to be voted at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on December 18, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated November 8, 2024, and are expected to be first sent or given to stockholders on or about November 8, 2024.

The executive offices of the Company are located at, and the mailing address of the Company, is 945 Concord Street, Suite 1217, Framingham, MA 01701.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 18, 2024:

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement, a form of the proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) available to stockholders electronically via the Internet at the following website: www.proxyvote.com.

On or about November 8, 2024, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also, on or about November 8, 2024, we are mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares during the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about November 8, 2024, we are mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares, however the information contained in the document can help you effect your vote. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	Election of two directors to serve as Class I directors on our Board of Directors to serve until our 2027 Annual Meeting of Stockholders or until successors have been duly elected and qualified (“Proposal 1”).

(2)	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2024 fiscal year (“Proposal 2”).

(3)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

When and where is the Annual Meeting going to be held?

The Annual Meeting will be held on December 18, 2024, at 8:30 a.m. Eastern Time, to be conducted in a virtual format only via live audio webcast at www.virtualshareholdermeeting.com/PULM2024.

What should I do if I receive more than one set of voting materials?

You may receive more than one Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, this Proxy Statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, a proxy card) for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all of your shares are voted.

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What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 31, 2024 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 3,652,285 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Annual Meeting. The number of votes you have corresponds to the number of shares of common stock of the Company you owned at the close of business on the Record Date, pursuant to the rights of our shareholders contained in our organizational documents. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

What is the quorum requirement for the business to be conducted at the Annual Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, is necessary to constitute a quorum to transact business. On the record date, there were 3,652,285 shares outstanding and entitled to vote. Thus, 1,217,429 shares must be represented by shareholders in attendance at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present or represented at the Annual Meeting, the Chairman of the meeting may adjourn the meeting from time to time to another place, if any, date or time.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with VStock Transfer, LLC, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability has been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1.

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How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting in person or by proxy. To vote in person by virtually attending the Annual Meeting, or to vote by proxy, you may choose one of the following methods to vote your shares:

●	During the meeting: you may vote in person by virtually attending the Annual Meeting through www.virtualshareholdermeeting.com/PULM2024. Please have your Stockholder Control Number, which can be found on the Notice of Internet Availability or proxy card that is sent to you, when you attend online during the Annual Meeting.

●	Via Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on the Notice of Internet Availability or proxy card that is sent to you, when you access this voting site. The deadline to vote in this manner is December 17, 2024 at 11:59 pm.

●	Via telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on the Notice of Internet Availability or proxy card that is sent to you, when you call.

●	Via mail: if you requested printed proxy materials as provided in the Notice of Internet Availability and would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage-paid envelope provided. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Peter Ludlum to serve as the proxy for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxy will vote your shares “FOR” each proposal as to which you provide no voting instructions in accordance with the Board’s recommendation. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxy will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, you may vote your shares in person virtually at the Annual Meeting. Please have your Stockholder Control Number, which can be found on the voter instruction form, when you access the website.

Who counts the votes?

All votes will be tabulated by Broadridge Financial Solutions, Inc., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or (2) there is a contested election for the Board of Directors.

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Can I vote my shares in person virtually at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares virtually during the meeting by following the instructions under “How do I vote my shares?”.

If you hold your shares in “street name,” you may vote your shares in person virtually during the meeting by following the instructions under “How do I vote my shares?”

Even if you currently plan to attend virtually the Annual Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend virtually the Annual Meeting or are unable to attend.

What are my choices when voting?

Proposal 1:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal.

The shares represented by your proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposals 1 and 2.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1 and 2.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1 but will be able to vote those shares with respect to Proposal 2. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following means:

●	Virtually attending the Annual Meeting and voting again online during the Annual Meeting. Your virtual attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares online during the Annual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●	Voting again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy that is submitted prior to the Annual Meeting will be counted).

●	Giving written notice of revocation to the Company addressed to Peter Ludlum, Interim Chief Executive Officer and Interim Chief Financial Officer, at the Company’s address above, which notice must be received before 5:00 p.m., Eastern Time, on December 17, 2024.

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If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What if I return my proxy card but do not include voting instructions?

Proxy cards that are signed and returned but do not include voting instructions will be voted “FOR” the election of the director nominees in Proposal 1 and “FOR” Proposal 2.

What should I do if I receive more than one proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is VStock Transfer, LLC.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the two director nominees who receive the most votes will be elected. Assuming the presence of a quorum, approval of Proposal 2 will require the affirmative vote of a majority of the votes cast affirmatively or negatively for the proposal.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person, which would include virtual attendance at the Annual Meeting, or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals. See “What is a broker non-vote?”

An abstention or failure to instruct your broker how to vote with respect to Proposal 1 will not be counted as an affirmative or negative vote in the election of directors and will have no effect on the outcome of the vote with respect to Proposal 1. An abstention or broker non-vote with respect to Proposal 2 will likewise not be counted as an affirmative or negative vote against the proposal and will have no effect on the outcome of the vote on such proposal. Brokers who have not received voting instructions from the beneficial owner do not have discretionary authority to vote on Proposal 1. Therefore, broker non-votes will not be considered in the vote totals with respect to Proposal 1 and will have no effect on the outcome of the votes because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to Proposal 2, your broker may vote your shares at its discretion.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

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Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the Notice of Internet Access, we have engaged Campaign Management LLC (“Campaign Management”), the proxy solicitation firm hired by the Company, at an approximate cost of $12,000, to solicit proxies on behalf of our Board. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Campaign Management as well as the reimbursement of expenses of Campaign Management will be borne by us. Our officers, directors, and employees may also solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers, directors, and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Who is being nominated for director?

The director candidates nominated for election at the Annual Meeting are Todd Bazemore and Christopher Cabell, M.D.

Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?

Marcum LLP served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2023. We expect that representatives of Marcum LLP will be present telephonically at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

Who will serve as inspector of election at the Annual Meeting?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election (scrutineer) and count the votes at the Annual Meeting.

What is “householding” and how does it affect me?

We and some US brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single Notice of Internet Availability or set of proxy materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. If you participate in householding and wish to receive a separate Notice of Internet Availability or set of proxy materials, or if you wish to receive separate copies of future notices, annual reports, and proxy statements, please contact your broker directly, our Proxy Solicitation Agent, or our Corporate Secretary, Pulmatrix, Inc., at 945 Concord Street, Suite 1217, Framingham, MA 01701; telephone number (888) 355-4440.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice of Internet Availability to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. As such, we have elected to distribute proxy information in this manner.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

7

Where can I find voting results?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact our Proxy Solicitation Agent, Campaign Management:

North American Toll-Free Phone: +1 (844) 264-9255

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

CORPORATE GOVERNANCE

Pulmatrix, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Corporate Conduct and Ethics and Whistleblower Policy

We have adopted a Code of Corporate Conduct and Ethics and Whistleblower Policy that applies to all of our associates, as well as each of our directors and certain persons performing services for us. The Code of Corporate Conduct and Ethics and Whistleblower Policy addresses, among other things, competition and fair dealing, conflicts of interest, protection and proper use of Company assets, government relations, compliance with laws, rules and regulations and the process for reporting violations of the Code of Corporate Conduct and Ethics and Whistleblower Policy, employee misconduct, improper conflicts of interest or other violations. Our Code of Corporate Conduct and Ethics and Whistleblower Policy is available on our website at www.pulmatrix.com in the “Corporate Governance” section found under the “Investors” tab. We intend to disclose any amendments to, or waivers from, our Code of Corporate Conduct and Ethics and Whistleblower Policy at the same website address provided above.

Board Composition

Our Amended and Restated Certificate of Incorporation and our Restated Bylaws (“Bylaws”) provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. Effective April 6, 2021, the size of our Board was fixed at six directors, which decreased to five directors following the departure of Ted Raad on July 19, 2024. Subject to any rights applicable to any then outstanding shares of preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Our Board is classified into three classes, with the term of office of one class expiring each year. The term of office of our Class I directors expires at the 2024 Annual Meeting, the term of office of our Class II directors expires at the Company’s annual meeting of stockholders to be held in 2025 and the term of office of our Class III directors expires at the Company’s annual meeting of stockholders to be held in 2026. Stockholders vote to elect directors of the class with a term then expiring each year at our annual meeting.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

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Director Independence

We are currently listed on the Nasdaq Capital Market and therefore rely on the definition of independence set forth in the Nasdaq Listing Rules (“Nasdaq Rules”). Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, we have determined that Mr. Bazemore, Dr. Batycky, Dr. Cabell, Mr. Higgins, and Mr. Varadan have no material relationships with us that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in the Nasdaq Rules.

Board Committees, Meetings and Attendance

During 2023, the Board held six meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve, and each annual meeting of stockholders, either in person or by teleconference. During 2023, each director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Board committees of which such director was a member. Five of our directors attended our 2023 annual meeting of stockholders.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Committee assignments are re-evaluated annually. Each of these committees operates under a charter that has been approved by our Board. The current charter of each of these committees is available on our website at www.pulmatrix.com in the “Corporate Governance” section under “Investors.” The following table sets forth the current membership of each of the Board committees listed above.

Name*	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard Batycky, Ph.D.	Member	Chairman
Todd Bazemore	Member		Chairman
Christopher Cabell, M.D.		Member	Member
Michael J. Higgins**	Chairman		Member
Anand Varadan		Member

*	Mr. Raad ceased being a member of the Board of Directors upon his separation on July 19, 2024. Throughout 2023 and until his separation, Mr. Raad served as a member of the Board but on no committees.
**	Chairman of the Board of Directors

Audit Committee

Our Audit Committee is responsible for, among other matters:

●	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	recognizing and preventing prohibited non-audit services;

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●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee is composed of Michael J. Higgins (chairman), Richard Batycky, Ph.D. and Todd Bazemore. Our Board has determined that Mr. Higgins, Dr. Batycky and Mr. Bazemore were independent in accordance with Nasdaq Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board has determined that Michael J. Higgins qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. The Audit Committee met four times during 2023.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee to the extent that the rules of the SEC require such report to be included in our annual meeting proxy statement.

Our Compensation Committee is composed of Richard Batycky, Ph.D. (chairman), Christopher Cabell, M.D. and Anand Varadan. Our Board has determined that Dr. Batycky, Dr. Cabell and Mr. Varadan were independent in accordance with Nasdaq Rules. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee met two times during 2023. The Compensation Committee did not engage its own compensation consultant but did consider the analyses and recommendations of a consultant engaged by management, as discussed within the section Executive Compensation below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

●	evaluating the current composition, organization and governance of the Board and its committees, and making recommendations for changes thereto;

●	reviewing each director and nominee annually;

●	determining desired Board member skills and attributes and conducting searches for prospective members accordingly;

●	evaluating nominees, and making recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, proposal of the slate of directors for election to the Board, and the termination of membership of individual directors in accordance with the Board’s governance principles;

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●	overseeing the process of succession planning for the chief executive officer and, as warranted, other senior officers of the Company;

●	developing, adopting and overseeing the implementation of a code of business conduct and ethics; and

●	administering the annual Board performance evaluation process.

Our Nominating and Corporate Governance Committee is composed of Todd Bazemore (chairman), Christopher Cabell, M.D. and Michael J. Higgins. The Nominating and Corporate Governance Committee did not meet during 2023.

Director Nominations

Our Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2023.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to our Secretary at 945 Concord Street, Suite 1217, Framingham, MA 01701.

Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

●	the appropriate size and diversity of our Board;

●	our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

●	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

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If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Principal Executive Officer are filled by two separate individuals. Mr. Higgins currently serves as our Chairman of the Board, and Mr. Ludlum currently serves as our Principal Executive Officer. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks. Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Secretary, Pulmatrix, Inc., at 945 Concord Street, Suite 1217, Framingham, MA 01701. Our Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, our Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by our Secretary or another appropriate person.

Family Relationships

There are no family relationships amongst our directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

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Insider Trading Policy and Anti-Hedging Policy

We maintain an insider trading policy that applies to our officers and directors that prohibits trading our securities during certain established periods and when in possession of material non-public information. It also prohibits, unless approved in advance in limited circumstances by the policy administrator, the hedging of our securities, including short sales or purchases or sales of derivative securities based on our securities, and the use of our securities to secure a margin or other loan. Since the adoption of our insider trading policy, the policy administrator has not granted any such exemptions to the policy’s general prohibition on hedging or pledging.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Officers, directors, and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company, we believe that all directors, officers and persons beneficially owning greater than 10% of the Company’s equity securities timely filed reports required under Section 16(a) for the year ended December 31, 2023.

DIRECTOR COMPENSATION

We have entered into a director’s agreement with each of our non-employee directors. In the year ended December 31, 2023, under these agreements, non-employee directors were paid cash compensation payable in four quarterly payments as set forth in the table below.

Annual Retainer Non-Employee Directors
Board of Directors:
Members	$35,000
Chairperson	$65,000
Audit Committee:
Members	$7,500
Chairperson	$15,000
Compensation Committee:
Members	$5,000
Chairperson	$11,500
Nominating and Corporate Governance Committee:
Members	$5,000
Chairperson	$10,000

The agreements also provide that such directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the attendance of Board and committee meetings.

The following table presents the total compensation for each person who served as a member of our Board during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period. Prior to his separation from the Company, Mr. Raad received no additional compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Mr. Raad as our President and Chief Executive Officer for the year ended December 31, 2023, is set forth in the “Summary Compensation Table” under the section “Executive Compensation”.

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2023 Non-Employee Director Compensation Table

Name	Fees earned or paid in cash ($)	Option awards (1)(2) ($)	Total ($)
Richard Batycky, Ph.D.	54,000	5,561	59,561
Todd Bazemore	52,500	5,561	58,061
Christopher Cabell, M.D.	45,000	5,561	50,561
Michael J. Higgins	85,000	7,969	92,969
Anand Varadan	40,000	5,561	45,561

(1)	In accordance with SEC rules, this column reflects the aggregate fair value of option awards granted during the fiscal year ended December 31, 2023, computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions. The assumptions made in the valuation of the share-based payments are contained in Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2023 in our 2023 Annual Report.
(2)	As of December 31, 2023, our non-employee directors held the following aggregate number of options to purchase shares of our common stock: Dr. Batycky, 5,555 options; Mr. Bazemore, 5,055 options; Dr. Cabell, 5,055 options; Mr. Higgins, 9,151 options; and Mr. Varadan, 4,305 options.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by (i) each person known to us to beneficially own five percent (5%) or more of our common stock, (ii) each director and Named Executive Officer (as defined below) and (iii) all of our directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them and have an address as of the Record Date of c/o Pulmatrix Inc., 945 Concord Street, Suite 1217, Framingham, MA 01701, unless otherwise noted. Percentage of ownership is based on 3,652,285 shares of common stock issued and outstanding as of the Record Date.

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares outstanding(1)	Beneficially Owned as a result of stock ownership(1)	Beneficially Owned as a result of stock option ownership(1)	Beneficially Owned as a result of warrant ownership(1)
Named Executive Officers and Directors
Richard Batycky, Ph.D.	4,439	*	25	4,414	—
Todd Bazemore	3,914	*	—	3,914	—
Christopher Cabell, M.D.	3,914	*	—	3,914	—
Michael J. Higgins	7,449	*	—	7,449	—
Anand Varadan	2,931	*	—	2,931	—
Teofilo Raad	—	—	—	—	—
Margaret Wasilewski, M.D.	—	—	—	—	—
Peter Ludlum	—	*	—	—	—
All directors and executive officers as a group of eight persons	22,647	*	25	22,622	—
5% Stockholders
None	—	—	—	—	—

*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon the exercise of stock options and warrants that are currently exercisable or will become exercisable within sixty (60) days of the Record Date.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons are governed by our Code of Corporate Conduct and Ethics and Whistleblower Policy, which applies to all of our associates, as well as each of our directors and certain persons performing services for us. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by our Board, as a whole, or the Audit Committee and must be promptly disclosed as required by applicable law or regulation. Absent such a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted. All related party transactions for which disclosure is required to be provided herein were approved in accordance with our Code of Corporate Conduct and Ethics and Whistleblower Policy.

Since January 1, 2022, there were no transactions nor proposed transactions with related persons outside the normal course of business in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons. As of November 8, 2024, there are no proposed transactions with related persons.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position with the Company
Peter Ludlum	68	Interim Chief Executive Officer and Interim Chief Financial Officer

During 2024, two other executive officers were terminated: Teofilo Raad, terminated effective July 19, 2024, and Margaret Wasilewski, M.D., terminated effective April 1, 2024.

Peter Ludlum. Mr. Ludlum has served as our interim Chief Executive Officer and principal executive officer since July 20, 2024, our interim Chief Financial Officer, principal accounting officer and principal financial officer since April 2022, and our Strategic Advisor – Finance since December 2021, all pursuant to a November 30, 2021 consulting agreement and subsequent amendments thereto, by and between the Company and Danforth Advisors, LLC (“Danforth”). Mr. Ludlum has served as an employee with Danforth, a provider of strategic and operational finance and accounting for life science companies, since December 2021. Prior to Danforth, Mr. Ludlum worked as an independent financial consultant. Previously, Mr. Ludlum served in several executive roles at Emmaus Life Sciences, Inc. (n/k/a EMI Holding, Inc.), a commercial-stage biopharmaceutical company, including Co-President, Chief Business Officer, Executive Vice President and Chief Financial Officer, during his tenure from April 2012 until May 2017. Mr. Ludlum previously served as the Chief Financial Officer of Energy and Power Solutions, Inc., an energy intelligence company, from April 2008 to December 2011. He received a B.S. in Business and Economics with a major in accounting from Lehigh University and an MBA with a concentration in Finance from California State University, Fullerton.

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Summary Compensation Table

The following table sets forth the names and positions of: (i) each person who served as our principal executive officer during the year ended December 31, 2023; (ii) the two most highly compensated executive officers, other than our principal executive officer, and (iii) up to two additional individuals for whom disclosure would have been provided under clause (ii) but for the fact that the person was not servicing as an executive officer at the end of the fiscal year ended December 31, 2023 (collectively, our “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Teofilo Raad(6)	2023	567,294	-		114,172	-	10,422	(2)	691,888
(former Chief Executive Officer)	2022	525,272	-		234,375	237,003	10,422	(3)	1,007,072
Peter Ludlum(7)	2023	-	-		-	-	510,224	(4)	510,224
(Interim Chief Financial Officer)	2022	-	-		-	-	398,583	(4)	398,583
Margaret Wasilewski, M.D.(8)	2023	461,890	-		37,294	-	10,422	(2)	509,606
(former Chief Medical Officer)	2022	368,333	-		101,882	133,755	10,085	(5)	614,055
Michelle S. Siegert(9)	2023	-	-		-	-	-		-
(former Vice President, Finance)	2022	299,700	43,035	(10)	57,594	81,135	10,422	(3)	491,886

(1)	In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions. The assumptions made in the valuation of the share-based payments are contained in Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2023 in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	Represents Company 401(k) plan contributions of $9,900 and payment made by the Company for life, AD&D and LTD premiums in the amount of $522.
(3)	Represents Company 401(k) plan contributions of $9,150, payment made by the Company for life, AD&D and LTD premiums in the amount of $522 and cell phone reimbursement of $750.
(4)	The amount shown in the “All Other Compensation” column for Mr. Ludlum includes fees paid to Danforth Advisors, LLC on his behalf during the years ended December 31, 2023 and 2022.
(5)	Represents Company 401(k) plan contributions of $9,150, payment made by the Company for life, AD&D and LTD premiums in the amount of $435 and cell phone reimbursement of $500.
(6)	Mr. Raad was terminated effective July 19, 2024.
(7)	Peter Ludlum was appointed as our Interim Chief Financial Officer in April 2022. Effective July 20, 2024, Mr. Ludlum also was appointed as our Interim Chief Executive Officer.
(8)	Margaret Wasilewski, M.D. was appointed as our Chief Medical Officer in March 2022. On March 7, 2024, the Board approved the termination of Dr. Wasilewski, effective April 1, 2024.
(9)	As of April 18, 2022, Michelle S. Siegert no longer served as the Principal Accounting Officer and the Principal Financial Officer. Ms. Siegert was terminated effective July 31, 2023.
(10)	Represents a retention bonus which was paid on March 31, 2022.

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Narrative Disclosure to Summary Compensation Table

Compensation Determination Process

Stockholder Advisory Vote on Executive Compensation

At our 2022 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote). We conducted our first say-on-pay vote at the 2020 annual meeting of stockholders and, as voted by our stockholders, established an expected three-year frequency for holding such votes. We value the opinions of our stockholders, and the Compensation Committee and the Board considered the outcome of the advisory vote, and will continue to do so in the future, when making compensation decisions for our executive officers.

Role of the Compensation Committee

The Compensation Committee, or the Board of Directors upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses and equity awards for our executive officers. Generally, the Compensation Committee’s process comprises of two related elements: (i) the determination of compensation levels, and (ii) and the establishment of performance objectives for the current year.

The Compensation Committee generally seeks to compensate its executive officers competitively in comparison to peer companies in the area in and around Boston, Massachusetts. For the year ended December 31, 2023, management engaged Aon Consulting, Inc. (“Aon”) to consult and advise the Compensation Committee on compensation targets for all employees, including executive and non-executive employees. Aon conducted competitive compensation assessments for our employees as compared with peer companies in our local market. The Compensation Committee considered the recommendations of management and Aon in making its compensation decisions. We assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards and has determined that none of the work performed by Aon during the year ended December 31, 2023, raised any conflict of interest nor adversely affected Aon’s independence.

Executive Employment Agreements

We have entered into executive employment agreements with each of our Named Executive Officers. The executive employment agreements provide for “at will” employment and set forth the terms and conditions of employment, including annual base salary, discretionary bonus opportunities, benefits and eligibility to participate in our employee benefit plans and programs. As a condition of their employment, our Named Executive Officers were each required to execute our standard proprietary information, inventions, and non-competition agreement. The material terms of these executive employment agreements are summarized below.

Retirement Plans

As part of our overall compensation program, we provide all full-time employees, including our Named Executive Officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee pre-tax contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 100 percent of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees.

Employee Benefits and Perquisites

During their employment, Mr. Raad, Ms. Siegert, and Dr. Wasilewski are and/or were eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance, and life insurance.

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No Tax Gross-Ups

We do not make gross-up payments to cover our executives’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Mr. Raad

On May 16, 2019, the Board appointed Mr. Raad to serve as Chief Executive Officer and a Class II director. Prior to Mr. Raad’s appointment as the Chief Executive Officer, Mr. Raad served as our Chief Business Officer pursuant to an employment agreement, dated April 28, 2017. On June 28, 2019, we and Mr. Raad entered into an amended and restated employment agreement (the “Raad Agreement”), with Mr. Raad to serve as our President and Chief Executive Officer. Mr. Raad’s employment with us is “at-will,” and the Raad Agreement does not include a specified term. As consideration for his services as Chief Executive Officer, the Raad Agreement provided that Mr. Raad would receive (i) an annual base salary of $450,000 and (ii) a target annual cash bonus equal to 45% of his base salary. Both Mr. Raad’s salary and bonus are subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount is based on both our and Mr. Raad’s individual performance during the year. Effective as of January 1, 2022, after taking into consideration previous increases, Mr. Raad’s base salary was increased to $525,272 and the target annual cash bonus equaled 50% of the base salary. Effective as of January 1, 2023, Mr. Raad’s base salary was increased to $567,294 and the target annual cash bonus remained at 50% of the base salary. No incentive bonus was paid to Mr. Raad for the year ended December 31, 2023. Effective January 6, 2024, Mr. Raad was granted a Retention Bonus (defined below) totaling $340,000 payable in two equal installments following each of the first two calendar quarters in 2024.

We initially agreed in the Raad Agreement to grant Mr. Raad an option to purchase 6,831 shares of our common stock, subject to the terms and conditions of the Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”) and our standard form of stock option agreement, as soon as practicable upon execution of the Raad Agreement. On January 9, 2020, after taking into consideration the results of a compensation survey, the Compensation Committee of the Board made various compensation adjustments, which included a grant to Mr. Raad, in lieu of the option to purchase 6,831 shares of our commons stock, of (i) an option to purchase 23,572 shares, of which 3,437 optioned shares were fully vested and exercisable as of January 9, 2020, and the remaining optioned shares to vest and become exercisable in 41 equal monthly installments on the 16th day of each of the 41 calendar months following January 2020, and (ii) an option to purchase 39,089 shares of common stock, 1/48th of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of January 9, 2020. On April 2, 2020, Mr. Raad was granted an option to purchase 499 shares of common stock, 1/48th of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of April 2, 2020.

On January 28, 2021, Mr. Raad was granted an option to purchase 28,274 shares of common stock, with 2.08333% of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of grant date. On January 27, 2022, Mr. Raad was granted an option to purchase 37,500 shares of common stock, with 2.08333% of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of grant date. On January 26, 2023, Mr. Raad was granted an option to purchase 34,900 shares of common stock, with 2.08333% of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of grant date.

Mr. Raad was terminated on July 19, 2024 without cause. Termination benefits provided to Mr. Raad are described below under “General Release and Severance Agreement”.

Retention Bonus and Letter Agreement

On January 6, 2024, we and Mr. Raad entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Raad shall be granted a retention bonus of $170,000 per quarter, for each of the full calendar quarters ending March 31, 2024 and June 30, 2024, respectively, less applicable payroll and other tax withholdings (such bonus, the “Retention Bonus”). Pursuant to the Letter Agreement, Mr. Raad must be employed by us on the last day of such applicable calendar quarter unless Mr. Raad’s employment is terminated on the closing date of a potential acquisition of us by an unrelated third party, merger by us with or into an unrelated third party or other liquidation event (such closing date, the “Retention Date”), in which case, Mr. Raad shall receive the full Retention Bonus for the calendar quarter in which the Retention Date occurs.

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Notwithstanding the foregoing, if Mr. Raad’s employment with us is terminated by us without Cause prior to the Retention Date, or due to death or disability, then we shall pay to Mr. Raad the full Retention Bonus with respect to the calendar quarter of such termination, subject to the receipt of a release of claims by us (the “Release”). We shall not be obligated to pay the Retention Bonus if (i) Mr. Raad terminates his employment with us prior to the Retention Date, (ii) we terminate Mr. Raad’s employment prior to the Retention Date for Cause, or (iii) Mr. Raad’s employment is terminated due to his death, disability or by us without Cause, and a Release has not been received.

General Release and Severance Agreement with Mr. Raad

On July 15, 2024, the Board approved a General Release and Severance Agreement (the “Raad Severance Agreement”), by and between the Company and Mr. Raad, dated as of July 19, 2024, and effective as of the same date (the “Separation Date”). Effective as of the Separation Date, Mr. Raad’s employment with the Company ceased and Mr. Raad relinquished all positions, offices, and authority with the Company and any affiliates, including as a member of the Board and all committees thereto. As of the Separation Date, the Raad Agreement was terminated.

Pursuant to the terms of the Raad Severance Agreement, the Company provided to Mr. Raad (i) severance pay of $567,294, less all lawful and authorized withholdings and deductions, (ii) payment of a pro-rated bonus in the amount of $156,310.85, less all lawful and authorized withholdings and deductions (equal to a pro-rated portion of Mr. Raad’s target bonus for 2024), and (iii) payment of a separation bonus in the amount of $283,647, less all lawful and authorized withholdings and deductions (equal to 100% of Mr. Raad’s target bonus for 2024). The Company additionally paid to Mr. Raad $170,000, less all lawful and authorized withholdings and deductions pursuant to the Letter Agreement, and will pay the portion of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums paid by Mr. Raad for the continuation of health, dental, and vision benefits coverage under the Company’s group benefit plans, for up to 12 months and subject to certain exceptions if Mr. Raad timely elects to receive coverage under COBRA. Any outstanding equity awards granted to Mr. Raad under the Company’s equity compensation plans and that would have vested during the 12-month period following the Separation Date became fully vested as of the Separation Date.

Pursuant to the Raad Severance Agreement, Mr. Raad agreed to waive and release any claims in connection with Mr. Raad’s employment, separation and departure from the Company. The Raad Severance Agreement also provided for certain customary covenants regarding confidentiality. Mr. Raad’s separation from the Company was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Mr. Ludlum

Mr. Ludlum has served as our interim Chief Executive Officer and principal executive officer since July 20, 2024, our interim Chief Financial Officer, principal accounting officer and principal financial officer since April 2022, and our Strategic Advisor – Finance since December 2021, all pursuant to a November 30, 2021 consulting agreement and subsequent amendments thereto, by and between us and Danforth (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Danforth received cash compensation at a rate of $400 per hour for Mr. Ludlum’s services as interim Chief Financial Officer. Effective following Mr. Ludlum’s appointment as our interim Chief Executive Officer, the rate payable to Danforth increased to $700 per hour to cover Mr. Ludlum’s roles as interim CEO and interim CFO collectively. Each month, we and Danforth shall evaluate jointly the current fee structure and scope of Services. Danforth reserves the right to an annual increase in consultant rates of up to 4%, effective January 1 of each year. Upon termination of the Consulting Agreement, no compensation or benefits of any kind shall be payable or issuable to Danforth after the effective date of such termination. In addition, we will reimburse Danforth for reasonable out-of-pocket business expenses, including but not limited to travel and parking, incurred by Danforth in performing the services, upon submission by Danforth of supporting documentation reasonably acceptable to us. Any such accrued expenses in any given three (3) month period that exceed $1,000 shall be submitted to us for our prior written approval.

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Pursuant to the Consulting Agreement, Mr. Ludlum will provide services to us under the Consulting Agreement as an independent contractor and employee of Danforth. The term of the Consulting Agreement will continue until such time as either party has given notice of termination. The Consulting Agreement may be terminated by either party hereto: (a) with cause (as defined in the Consulting Agreement) upon written notice to the other party; or (b) without cause upon 30 days prior written notice to the other party.

In addition to the Consulting Agreement, pursuant to the terms of a retention letter agreement, dated as of July 15, 2024, and effective as of July 20, 2024 (the “Ludlum Retention Agreement”), we also agreed to pay to Mr. Ludlum two bonuses to reflect his increased role with us. We paid Mr. Ludlum a lump sum $30,000 bonus in July 2024 and agreed to pay him an additional $20,000 within 14 days following the completion of the Company’s annual meeting in the fourth quarter of 2024. Pursuant to this agreement, Mr. Ludlum must be providing services to us on the date of the Annual Meeting (such date, the “Retention Date” and each bonus, a “Retention Bonus”).

Notwithstanding the foregoing, if Mr. Ludlum’s services relationship with us is terminated prior to the Retention Date by us without Cause (as defined in the Ludlum Retention Agreement) or due to Mr. Ludlum’s death or disability, then we shall pay any Retention Bonus not previously paid to him (or to his estate) on our next regularly scheduled payroll date following the date he (or his estate or legal representative) returns a validly executed, irrevocable release of claims in the form provided by us at the time of his termination (the “Release”) and such Release becomes effective; provided, however, that in the event the time period for signing the Release, plus the expiration of any applicable revocation period, begins in one taxable year and ends in a second taxable year, payment of the applicable retention bonus will not be made until the second taxable year.

Dr. Wasilewski

On March 1, 2022, we appointed Dr. Wasilewski to serve as Chief Medical Officer. Dr. Wasilewski’s employment with us is “at-will,” pursuant to an employment agreement (the “Wasilewski Agreement”). As consideration for her services as Chief Medical Officer, the Wasilewski Agreement provided that Dr. Wasilewski would receive (i) an annual base salary of $442,000 and (ii) a target annual cash bonus equal to 40% of her base salary. Both Dr. Wasilewski’s salary and bonus are subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount is based on both our and Dr. Wasilewski’s individual performance during the year.

Pursuant to the Wasilewski Agreement, we agreed to grant Dr. Wasilewski an option to purchase 21,060 shares of our common stock, subject to the terms and conditions of the Incentive Plan and our standard form of stock option agreement, as soon as practicable upon execution of the Wasilewski Agreement. Effective January 1, 2023, Dr. Wasilewski’s base salary was increased to $461,890 and the target annual cash bonus remained at 40% of the base salary. No incentive bonus was paid to Dr. Wasilewski for the year ended December 31, 2023. On March 7, 2024, the Board approved the termination of Dr. Wasilewski without cause. Termination benefits provided to Dr. Wasilewski are described below.

Termination Benefits

Pursuant to the Wasilewski Agreement, if Dr. Wasilewski’s employment is terminated (i) by us other than cause or (ii) by Dr. Wasilewski for good reason, then we must pay Dr. Wasilewski, in addition to any then-accrued and unpaid obligations owed to her, the following (i) severance in the amount equal to six (6) months of her base salary, less all customary and required taxes and employment-related deductions, paid in equal installments commencing on the first payroll date following the date on which the release of claims referenced above becomes effective and non-revocable, provided that, if the release consideration period plus the revocation period spans two taxable years, payments will commence in the later taxable year; (ii) payment for any approved, but unpaid bonus for the year immediately preceding the year her employment terminates, less all customary and required taxes and employment-related deductions; (iii) payment of a pro-rated bonus in an amount equal to her target bonus to which she may have been entitled for the year in which her employment terminates, less all customary and required taxes and employment-related deductions; (iv) up to twelve (12) months of COBRA health insurance premiums at our then-normal rate of contribution. and (v) she shall become fully vested in any and all equity awards outstanding as of the date of her termination.

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In the event that a change of control occurs and within a period of one (1) year following the change of control, either her employment is terminated by us other than for cause or she terminates her employment for good reason, in exchange for her execution and non-revocation of a release of claims, she shall receive the payments and benefits set forth above, provided that the severance shall be for twelve (12) months (rather than six (6) months).

Ms. Siegert

Ms. Siegert was terminated effective July 31, 2023. Previously, on November 13, 2019, the Board had appointed Ms. Siegert to serve as Vice President, Finance, and as our Principal Accounting Officer and the Principal Financial Officer, effective as of November 16, 2019. As of April 18, 2022, Ms. Siegert no longer served as the Principal Accounting Officer and the Principal Financial Officer. Ms. Siegert’s employment with us was “at-will” with no specified term, subject to an offer letter dated November 7, 2019 (the “Offer Letter”). As consideration for her services as Vice President, Finance, the Offer Letter provided that Ms. Siegert would receive (i) an annual base salary of $240,000 and (ii) a target annual cash bonus equal to 25% of her base salary, to be determined by the Chief Executive Officer at his or her sole discretion. Both Ms. Siegert’s salary and bonus are subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount is based on both our and Ms. Siegert’s individual performance during the year. Effective January 1, 2022, after taking into consideration previous increases, Ms. Siegert’s base salary was increased to $299,700 and the target annual cash bonus equaled 30% of the base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards that have been previously awarded to each of our Named Executive Officers and which remain outstanding as of December 31, 2023:

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Teofilo Raad(3)	1,651		—	540.00	05/01/2027
	3,704		—	93.60	06/05/2028
	15,999		—	21.20	05/16/2029
	23,572		—	30.80	01/09/2030
	38,269	(1)	820	30.80	01/09/2030
	458	(1)	41	25.60	04/02/2030
	20,615	(1)	7,659	29.40	01/28/2031
	18,749	(1)	18,751	7.41	01/27/2032
	8,724	(1)	26,176	3.99	01/26/2033
Peter Ludlum	—		—	—	—
Margaret Wasilewski, M.D.(4)	9,213	(2)	11,847	5.72	03/01/2032
	2,850	(1)	8,550	3.99	01/26/2033

(1)	Each of these options vests over a four (4) year period, with 2.08333% vesting on each monthly anniversary subsequent to the date of grant for a total of forty-eight (48) months.
(2)	This option award vests over a four (4) year period, with 25% vesting on the first anniversary and 2.08333% vesting on the last day of each of the subsequent thirty-six (36) months.
(3)	Mr. Raad was terminated effective July 19, 2024, at which point all unvested equity awards held by Mr. Raad that would have vested during the twelve (12) months following the termination date immediately vested and became exercisable until October 17, 2024. All of these options expired on October 17, 2024, unexercised.
(4)	Dr. Wasilewski was terminated effective April 1, 2024, at which point all her unexercisable options became exercisable until June 30, 2024. All of these options expired on June 30, 2024, unexercised.

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Pay versus Performance Disclosure

The following section has been prepared in accordance with pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under these new rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for our Named Executive Officers and then compare it with certain Company performance measures. Shareholders should refer to our compensation philosophy discussion and analysis in this Proxy Statement for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes it decisions related thereto. The Compensation Committee did not consider this SEC-required pay versus performance analysis and disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

The following table shows the past three fiscal years’ total compensation for our Named Executive Officers as set forth in the Summary Compensation Table (“SCT”), the CAP to our Named Executive Officers (as determined pursuant to SEC rules), our total shareholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the pay versus performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable Named Executive Officer without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP as required by Item 402(v) of Regulation S-K takes into account, among others, changes in share price and its impact on the fair value of equity awards.

Year	SCT Total for PEO(1)	CAP to PEO(2)	Average SCT Total for Non-PEO Named Executive Officers(3)	Average CAP to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based on TSR(5)	Net Loss (in thousands)(6)
2023	$691,888	$545,728	$509,915	$481,934	$7.82	$(14,121)
2022	$1,007,072	$675,489	$501,508	$464,855	$16.30	$(18,836)
2021	$1,381,954	$346,238	$480,275	$308,080	$36.77	$(20,171)

(1)	Teofilo Raad was the Principal Executive Officer (“PEO”) for each of the three fiscal years presented. Subsequent to the periods presented, Peter Ludlum replaced Teofilo Raad as the PEO in July 2024.
(2)	The amounts disclosed reflect the adjustments listed in the table below to the total amount reported in the SCT for the PEO. Equity values are calculated in accordance with FASB ASC Topic 718.
(3)	For the 2023 fiscal year, our Non-PEO Named Executive Officers were Peter Ludlum and Margaret Wasilewski. For the 2022 fiscal year, our Non-PEO Named Executive Officers were Peter Ludlum, Margaret Wasilewski and Michelle S. Siegert. For the 2021 fiscal year, Michelle S. Siegert was the only Non-PEO Named Executive Officer.
(4)	The amounts disclosed reflect the adjustments listed in the table below to the total amount reported in the SCT for Non-PEO Named Executive Officers. Equity values are calculated in accordance with FASB ASC Topic 718.
(5)	The Company’s cumulative TSR assumes $100 was invested in the Company for the period starting December 31, 2020 through the end of each listed year. We did not pay dividends during the period.
(6)	The dollar amounts reported represent the amount of net loss, in thousands, reflected in our consolidated audited financial statements for each applicable year.

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The table below summarizes the adjustments to the total amount reported in the SCT for the PEO and Non-PEO Named Executive Officers (“Non-PEO NEOs”) in calculating CAP for the current fiscal year:

Compensation Actually Paid	PEO	Average for Non-PEO NEOs
Summary Compensation Table – Total Compensation	$681,888	$509,915
- Grant Date Fair Value of Equity Awards	(114,172)	(18,647)
+ Fair Value at Year-End of Outstanding Unvested Awards Granted During the Year	28,649	4,679
+ Change in Fair Value of Outstanding Unvested Awards from Prior Year to Current Year	(49,562)	(12,201)
+ Change in Fair Value of Current Year Awards Vesting During the Year	14,707	2,402
+ Change in Fair Value of Prior Year Awards Vesting During the Year	(25,782)	(4,214)
= Compensation Actually Paid	$545,728	$481,934

Analysis of the Information Presented in the Pay versus Performance Table

Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO Named Executive Officers, and our net loss during the three most recently completed fiscal years.

From 2021 to 2022, our net loss increased and the CAP to our PEO and Non-PEO Named Executive Officers also increased between those years.

From 2022 to 2023, our net loss increased and the CAP to our PEO decreased, while the CAP to our Non-PEO Named Executive Officers increased.

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Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO Named Executive Officers, and the Company’s cumulative TSR over the three most recently completed fiscal years.

From 2021 to 2023, the value of an initial fixed $100 investment in our common stock based on cumulative TSR decreased each year, and the CAP to our PEO and Non-PEO Named Executive Officers increased between those years. Equity awards are a significant component of our executive compensation program. Therefore, cumulative TSR has a significant impact on our CAP, particularly for executives who have been with us for several years and who have multiple years of outstanding awards. The impact is more pronounced for our PEO, given the heavier weighting of stock options as part of his compensation versus the other Named Executive Officers. The methodology for calculating CAP as required by Item 402(v) of Regulation S-K takes into account, among others, the weighting of equity in our compensation programs and the decline in our stock price during 2021, which resulted in lower CAP for our PEO in 2021.

Existing Incentive Plans

We sponsor the Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan was amended and restated as of June 15, 2015 to, among other things, (i) increase the number of shares of our common stock authorized under the plan, (ii) comply with the requirements imposed by Section 162(m) of the Code, and (iii) provide an increase in the number of shares of our common stock available for issuance under the Incentive Plan’s “evergreen” provision. Under the Incentive Plan, the Company initially reserved a total of 17,252 shares of common stock of the Company for issuance pursuant to awards. The Incentive Plan included an “evergreen” provision whereby the number of shares reserved for issuance under the Incentive Plan would automatically increase on January 1st of each year, starting on January 1, 2016 and continuing through January 2, 2023, by the lesser of (i) 4,518 shares of common stock; (ii) 5% of the number of outstanding shares of common stock on such date; or (iii) an amount determined by the Board (the “Original Evergreen Provision”). As a result of the Original Evergreen Provision, effective January 1, 2017, 3,712 shares of common stock were added to the total number of shares of common stock reserved for issuance under the Incentive Plan, and effective January 1, 2018, 4,518 shares of common stock were added to the total number of shares of common stock reserved for issuance under the Incentive Plan.

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At the 2018 annual meeting of stockholders held on June 5, 2018, the Company’s stockholders approved amendments to the Incentive Plan to (i) increase the number of shares of common stock authorized to be issued as awards under the Incentive Plan by 37,018 to a total of 62,500 shares and (ii) modify the Original Evergreen Provision by removing the cap on the number of shares that may be reserved for issuance as awards under the Incentive Plan, so that on January 1st of each year, commencing on January 1, 2019, the number of shares reserved for issuance under the Incentive Plan would automatically increase by 5% of the number of outstanding shares of common stock on such date (the “Revised Evergreen Provision”).

Pursuant to the Revised Evergreen Provision, on January 1, 2019, 12,331 shares of common stock were added to the total number of shares of common stock reserved for issuance as awards under the Incentive Plan, so that 74,831 shares of common stock were available for issuance pursuant to awards under the Incentive Plan.

Effective as of March 11, 2019, the Board further amended the Incentive Plan to remove the annual share award limit in any fiscal year, which was previously a requirement to avoid certain negative tax consequences to the Company on compensation paid to certain individuals in excess of $1,000,000 that constituted qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

At the 2019 annual meeting of stockholders held on September 6, 2019, the Company’s stockholders approved the amendment to the Incentive Plan to increase the total number of shares of common stock authorized for issuance under such plan from 74,831 to 203,000 shares. The Board had determined that, if the amendment were approved, for the 2020 calendar year, no additional shares will be reserved pursuant to the Revised Evergreen Provision.

Pursuant to the Revised Evergreen Provision, 90,262, 161,101, and 181,959 shares of common stock were added to the total number of shares of common stock reserved for issuance on January 1, 2021, 2022 and 2023, respectively.

As of December 31, 2023, the Incentive Plan provided for the grant of up to 636,322 shares of our common stock, of which 288,186 shares remained available for future grant.

Pursuant to the Revised Evergreen Provision, on January 1, 2024, 181,959 shares of common stock were added to the total number of shares of common stock reserved for issuance. As of October 31, 2024, there were 781,052 shares available for future issuance. The Incentive Plan will expire by its terms on June 10, 2025, which is ten (10) years from the earlier of the date of its adoption by our Board and its approval by our stockholders.

Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan

Purpose. The purpose of the Incentive Plan is to provide an incentive for certain key employees, consultants, and directors of the Company and its affiliates to remain in the service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and its affiliates, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. The Incentive Plan authorizes the issuance of stock grants (including “restricted stock”), stock options (including “incentive stock options” and “non-qualified stock options”), and grants of equity awards or other equity-based awards (including “restricted stock units” and “stock appreciation rights”).

Effective Date and Expiration. The Incentive Plan was adopted by the Board of Directors on June 10, 2015 and approved by the Company’s stockholders on June 12, 2015. The Incentive Plan will terminate on June 10, 2025. The Incentive Plan may be terminated at an earlier date by vote of the stockholders of the Company or the Board of Directors; provided, however, that any such earlier termination shall not affect any awards issued prior to the effective date of such termination. No award may be made under the Incentive Plan after its termination date, but awards made prior thereto may extend beyond that date.

Share Authorization. On January 1st of each year, the number of shares reserved for issuance under the Incentive Plan will automatically increase by 5% of the number of outstanding shares of common stock on such date pursuant to its Revised Evergreen Provision. Shares to be issued may be made available from authorized but unissued shares of common stock, shares of common stock held by the Company in its treasury, or shares of common stock purchased by the Company on the open market or otherwise. During the term of the Incentive Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the Incentive Plan.

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Administration. The administrator of the Incentive Plan (the “2013 Administrator”) will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a committee of the Board of Directors, which members shall be non-employee directors as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has designated the Compensation Committee of the Board of Directors as the 2013 Administrator. The 2013 Administrator will administer the Incentive Plan and may take appropriate actions with respect to the administration of the Incentive Plan, including, without limitation, determining the persons to whom awards are to be made, determining the type, size and terms of awards, amending any term or condition of any outstanding awards, interpreting the Incentive Plan, establishing and revising rules and regulations relating to the Incentive Plan and making any other determinations that it believes necessary for the administration of the Incentive Plan.

Eligibility. Employees (including any employee who is also a director or an officer), consultants, and directors of the Company or its affiliates whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Incentive Plan. The 2013 Administrator shall, in its sole discretion, select the employees, consultants, and directors who will participate in the Incentive Plan. As of the Record Date, the Company (including its affiliates) had 2 employees and 5 non-employee directors who would be eligible for awards under the Incentive Plan.

Financial Effect of Awards. The Company will receive no monetary consideration for the issuance of stock grant awards under the Incentive Plan, unless otherwise provided when granting such awards. The Company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The 2013 Administrator may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an exercise price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least 110% of the fair market value of a common share on the date of grant. The 2013 Administrator will determine the terms of each stock option at the time of grant. The maximum term of each option, the times at which each option will be exercisable, the vesting terms, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the 2013 Administrator, except that the 2013 Administrator may not grant stock options with a term exceeding 10 years.

A stock option (or any part or installment thereof) may be exercised by giving written notice to the Company or its designee (in a form acceptable to the 2013 Administrator, which may include electronic notice), together with provision for payment of the aggregate purchase price for the shares of common stock as to which such option is being exercised, and upon compliance with any other condition(s) set forth in the applicable option agreement. Such written notice shall be signed by the person exercising the stock option (which signature may be provided electronically), shall state the number of shares of common stock with respect to which the stock option is being exercised and shall contain any representation required by the Incentive Plan or the option agreement. Payment of the exercise price for the shares of common stock as to which such option is being exercised shall be made (a) in United States dollars in cash or by check; (b) at the discretion of the 2013 Administrator, through delivery of shares of common stock held for at least six months (if required to avoid negative accounting treatment) having a fair market value equal as of the date of the exercise to the aggregate cash exercise price for the number of shares of common stock as to which the option is being exercised; (c) at the discretion of the 2013 Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the option, a number of shares having a fair market value equal as of the date of exercise to the aggregate exercise price for the number of shares of common stock as to which the Option is being exercised; (d) at the discretion of the 2013 Administrator, in accordance with a cashless exercise program established with a securities brokerage firm and approved by the 2013 Administrator; (e) at the discretion of the 2013 Administrator, by any combination of (a), (b), (c) and (d) above; or (f) at the discretion of the 2013 Administrator, by payment of such other lawful consideration as the 2013 Administrator may determine. Notwithstanding the foregoing, the 2013 Administrator shall accept only such payment on exercise of an incentive stock option as is permitted by Section 422 of the Code.

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Stock Appreciation Rights. The 2013 Administrator is authorized to grant stock appreciation rights (“SARs”). A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a share of common stock on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The 2013 Administrator will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which the value will be delivered to participants (whether made in shares, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the 2013 Administrator, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Stock Grants. The 2013 Administrator is authorized to issue stock grant awards. Stock grants may consist of shares of restricted stock that are subject to substantial risk of forfeiture and that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of by the participant, and that may be forfeited in the event of certain terminations of employment or service prior to the end of the restriction period specified by the 2013 Administrator. The 2013 Administrator determines the eligible participants to whom, and the time or times at which, grants of stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of Performance Goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Restricted Stock Units. The 2013 Administrator is authorized to grant restricted stock units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the 2013 Administrator. The 2013 Administrator determines the eligible participants to whom, and the time or times at which, grants of restricted stock units will be made, the number of units to be granted, the price to be paid, if any, the time or times within which the units covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of Performance Goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the 2013 Administrator.

Other Stock-Based Awards. The 2013 Administrator may grant other forms of awards payable in cash or shares of common stock if the 2013 Administrator determines that such other form of award is consistent with the purpose and restrictions of the Incentive Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Awards. The 2013 Administrator may grant performance awards that are earned or payable at the end of a specified performance period, upon achieving pre-established Performance Goals (as discussed below) by the end of the performance period. The 2013 Administrator will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. With respect to a performance award, if the 2013 Administrator determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the 2013 Administrator deems satisfactory, the 2013 Administrator may modify the performance measures or objectives and/or the performance period.

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“Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the 2013 Administrator. The Performance Goals may include a threshold, target and maximum level of performance. The 2013 Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Vesting of Awards. Except as otherwise provided below, the 2013 Administrator, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan.

Forfeiture of Awards; Termination of Service. The 2013 Administrator may impose on any award, such additional terms and conditions as the 2013 Administrator determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The 2013 Administrator will specify in an award agreement the circumstances under which awards may be forfeited in the event of a termination of service by a participant. If the 2013 Administrator does not specify the treatment of an award in the event of a termination of service in the award agreement, such award will be subject to forfeiture and/or termination in accordance with the default provisions governing such award as set forth in Sections 14 through 22 of the Incentive Plan.

Assignment. Awards granted to a participant shall not be transferable by the participant other than (i) by will or by the laws of descent and distribution or (ii) as otherwise approved by the 2013 Administrator and set forth in the applicable award agreement, provided that no award may be transferred by a participant for value. The designation of a beneficiary of an award by a participant, with the prior approval of the 2013 Administrator and in such form as the 2013 Administrator shall prescribe, shall not be deemed a prohibited transfer. Except as provided above, an award shall only be exercisable or may only be accepted, during the participant’s lifetime, by such participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any award or of any rights granted thereunder contrary to the provisions of the Incentive Plan, or the levy of any attachment or similar process upon any award or of any rights granted thereunder, shall be null and void.

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Adjustments. In the event that any dividend or other distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, exchange of shares or other securities of the Company, sale of substantially all of the assets of the Company, or other similar corporate transaction, the 2013 Administrator or the Board of Directors, shall have the authority to make equitable adjustments to outstanding awards to preserve the fair value of such awards, in accordance with the terms of the Incentive Plan. Any adjustments made in accordance with the Incentive Plan shall be conclusive and binding.

Amendment of the Incentive Plan or Awards. The Incentive Plan may be amended by the stockholders of the Company. The Incentive Plan may also be amended by the 2013 Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding awards granted under the Incentive Plan or awards to be granted under the Incentive Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), or to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding award granted, or awards to be granted, under the Incentive Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the 2013 Administrator which the 2013 Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Incentive Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted to him or her. With the consent of the participant affected, the 2013 Administrator may amend outstanding award agreements in a manner which may be adverse to the participant but which is not inconsistent with the Incentive Plan.

No Repricing of Stock Options. Subject to the “Adjustments” discussed above, the 2013 Administrator may not without stockholder approval reduce the exercise price of a stock option or cancel any outstanding stock option in exchange for a replacement option having a lower exercise price, any other award or for cash. In addition, the 2013 Administrator may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of common stock are listed, including any other action that is treated as a repricing under generally accepted accounting principles.

Clawback. Notwithstanding anything to the contrary contained in the Incentive Plan, the Company may recover from a participant any compensation received from any award (whether or not settled) or cause a participant to forfeit any award (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

Old Pulmatrix Equity Plans

At the effective time of the merger with Pulmatrix Operating, we assumed Pulmatrix Operating’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Original 2013 Plan”) and Pulmatrix Operating’s 2003 Employee, Director, and Consultant Stock Plan (the “2003 Plan”) and terminated the Original 2013 Plan as to future awards. The 2003 Plan expired on August 1, 2013; however, awards previously granted and outstanding prior to that date continue to remain in full force and effect according to their respective terms. No additional awards may be granted under the Original 2013 Plan or the 2003 Plan. As of December 31, 2023, a total of 8 options were outstanding under the Original 2013 Plan, which expired by the Record Date, and no options were outstanding under the 2003 Plan. The 2003 Plan and Original 2013 Plan are collectively referred to as the “Old Pulmatrix Equity Plans.”

2003 Plan and Original 2013 Plan

On August 1, 2003, Pulmatrix Operating adopted the 2003 Plan, which provided for awards of stock options and shares of Pulmatrix Operating common stock to certain employees, directors, and consultants who were selected for participation by the 2003 Plan’s administrator. The 2003 Plan expired on August 1, 2013; however, awards previously granted and outstanding prior to that date continued to remain in full force and effect according to their respective terms. As of October 31, 2024, no outstanding stock options remain under the 2003 Plan and no additional awards may be granted under the 2003 Plan.

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On August 26, 2013, Pulmatrix Operating adopted the Original 2013 Plan, which provides for awards of stock options, stock grants, and other stock-based awards to certain employees, directors, and consultants who were selected for participation by the Original 2013 Plan’s administrator. Immediately prior to the adoption of the Incentive Plan, we terminated the Original 2013 Plan as to future awards. As of October 31, 2024, no outstanding stock options remain under the Original 2013 Plan and no additional awards may be granted under the Original 2013 Plan.

The Old Pulmatrix Equity Plans are administered by our Compensation Committee, which has been delegated to act on the Board’s behalf. The administrator has discretion to, among other things, interpret the Old Pulmatrix Equity Plans and make all rules and determinations necessary to administer the Old Pulmatrix Equity Plans, select those persons eligible to receive awards under the Old Pulmatrix Equity Plans, determine the number of shares of our stock subject to, and the terms and conditions of, awards under the Old Pulmatrix Equity Plans, amend outstanding awards and adopt any sub-plans applicable to residents of a specified jurisdiction in order to comply with or take advantage of such jurisdiction’s tax or other applicable laws.

Stock options granted under the Old Pulmatrix Equity Plans could either be “incentive stock options” within the meaning of Section 422 of the Code or “nonqualified stock options.” Incentive stock options may not have an exercise price per share of less than 100% (110% in the case of a participant who owns more than 10% of the combined voting power of Pulmatrix or an affiliate (a “10% Stockholder”)) of the fair market value of a share of our stock on the date of grant or a term longer than ten years (five years in the case of a 10% Stockholder). The exercise price per share of a nonqualified stock option granted under the Original 2013 Plan may not be less than 100% of the fair market value of a share of our stock on the date of grant, unless the option complies with Section 409A of the Code or is granted to a consultant to whom Section 409A of the Code does not apply. A stock grant awarded under the Old Pulmatrix Equity Plans will state the purchase price per share, if any, and may include the right for us to restrict or reacquire the shares covered by the award, subject to the terms and conditions of the applicable award agreement. Other stock-based awards permitted under the Original 2013 Plan include securities convertible into our stock, stock appreciation rights, phantom stock awards and stock units, and are intended to be exempt from or comply with Section 409A of the Code.

Participants in the Old Pulmatrix Equity Plans do not have any voting or other rights as a stockholder of Pulmatrix until the exercise of the award, payment of the aggregate exercise or purchase price, if any, and registration of the acquired shares in the participant’s name. Except as otherwise permitted by the administrator, awards granted under the Old Pulmatrix Equity Plans are transferable only by will or through the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant (or his or her legal representative).

Except as otherwise provided in an award agreement, if a participant’s employment with us or an affiliate is terminated for any reason, all unvested stock options granted under the Old Pulmatrix Equity Plans will expire and be forfeited and all stock grants and stock-based awards granted under the Old Pulmatrix Equity Plans that have not been accepted by the participant, and the purchase price, if any, not paid, shall terminate. If the participant’s employment with us or an affiliate is terminated for any reason other than by us for cause or due to the participant’s death or total and permanent disability, then vested stock options granted under the Old Pulmatrix Equity Plans remain exercisable for the duration of the term specified in the award agreement, which cannot exceed three months in the case of an incentive stock option, and all stock grants under the Old Pulmatrix Equity Plans that remain subject to forfeiture or our repurchase rights shall be cancelled or repurchased, as applicable. If the termination of employment is due to the participant’s death or total and permanent disability (or the participant dies or becomes disabled within three months of the participant’s termination of employment other than for cause), then outstanding, vested stock options granted under the Old Pulmatrix Equity Plans may be exercised for up to one year following the participant’s termination date and the forfeiture provisions of, or our repurchase rights in, outstanding stock grants under the Old Pulmatrix Equity Plans shall lapse, provided that, to the extent such forfeiture provisions or repurchase rights otherwise lapse over time, such provisions or rights shall lapse only as to the pro rata number of shares of stock subject to such provisions or rights, based on the number of days in the relevant time period prior to the date of death or total and permanent disability. If a participant’s employment with us or an affiliate is terminated for cause, or a participant subsequently commits an act constituting cause, then all outstanding, unexercised stock options granted under the Old Pulmatrix Equity Plans will be immediately forfeited and any shares of stock subject to any stock grant under the Old Pulmatrix Equity Plans, whether or not then subject to forfeiture or right of repurchase, shall be immediately subject to repurchase by us, with the repurchase price determined as provided in the 2003 Plan or the Original 2013 Plan, as applicable.

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Pursuant to the Old Pulmatrix Equity Plans, all unexercised stock options and any stock grants or stock-based awards that have not been accepted by the participant, to the extent required by the applicable award agreement, will terminate immediately prior to our dissolution or liquidation. Unless otherwise determined by the administrator or specifically provided in the applicable award agreement, all outstanding stock-based awards shall immediately terminate upon our dissolution or liquidation.

In the event of a “Corporate Transaction” (as defined in the Old Pulmatrix Equity Plans), all outstanding stock options shall be (i) substituted, on an equitable basis, for stock options in the successor or acquiring entity, (ii) terminated, if not exercised by the participant upon receiving advance written notice that such options, to the extent exercisable or made exercisable at the discretion of the administrator, must be exercised by a specific date or (iii) terminated in exchange for payment of an amount equal to the consideration payable upon consummation of the Corporate Transaction for the number of shares covered by the stock options then exercisable or made exercisable at the discretion of the administrator, less the stock options’ aggregate exercise price. In the event of a Corporate Transaction, all outstanding stock grants shall either be (x) substituted for stock grants, with the same terms and conditions, but in securities of the successor or acquiring entity or (y) terminated in exchange for a payment of an amount equal to the consideration payable upon consummation of the Corporate Transaction for the number of shares covered by the stock grant that are no longer subject to any forfeiture or repurchase rights, whether by their terms or that were waived in the administrator’s discretion. In the event of a Corporate Transaction, the administrator or the Board of the successor or acquiring entity shall determine the specific adjustments to be made to any outstanding stock-based awards, which determination shall be conclusive.

The administrator or our stockholders may amend the Old Pulmatrix Equity Plans, provided that no such amendment shall adversely affect the rights of any participant without the participant’s consent.

Equity Compensation Plan Information

The following table provides information regarding the number of securities to be issued under the Incentive Plan, the Original 2013 Plan and the 2003 Plan, the weighted-average exercise price of options issued under the Incentive Plan, Original 2013 Plan and the 2003 Plan, and the number of securities remaining available for future issuance under the Incentive Plan, the Original 2013 Plan and the 2003 Plan, in each case as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(1)	344,306	$20.92	288,186
Equity compensation plans not approved by security holders(2)	—	—	—

Total	344,306	$20.92	288,186

(1)	Represents shares available for issuance under the Incentive Plan.
(2)	Excludes 8 shares of our common stock issuable upon outstanding options granted under equity compensation plans granted under the Original 2013 Plan and the 2003 Plan. No additional awards may be issued under the Original 2013 Plan nor the 2003 Plan. As of December 31, 2023, there were 8 options with a weighted average exercise price of $3.40 per share outstanding pursuant to the Original 2013 Plan and no options outstanding pursuant to the 2003 Plan.
(3)	The number of authorized shares under the Incentive Plan is subject to annual increases based upon an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the plan on the first day of each fiscal year. Pursuant to the “evergreen” provision currently in effect, the annual increase in the number of shares shall be equal to five percent (5%) of the number of shares of our common stock outstanding as of such date.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. Marcum LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2023, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Marcum LLP.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with Marcum LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from Marcum LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that Marcum LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Pulmatrix’s 2023 Annual Report that was filed with the SEC.

AUDIT COMMITTEE

Michael J. Higgins, Chairman
Richard Batycky, Ph.D. Todd Bazemore

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The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Marcum LLP for professional services rendered in the years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees	$272,926	$238,885
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$272,926	$238,885

Audit Fees. This category includes the audit of our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, and providing comfort letters and consents with respect to registration statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include accounting consultations.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

All Other Fees. This category includes aggregate fees billed in each of the last two fiscal years for products and services provided by Marcum LLP, other than the services reported in the categories above.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by Marcum LLP in 2023 were pre-approved by the Audit Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently composed of five individuals divided into three classes, with the term of office of one class expiring each year.

This year, the Board has nominated two nominees for re-election as Class I directors: Todd Bazemore and Christopher Cabell, M.D., whose terms will expire at the Annual Meeting.

The class and current term of each director is as follows.

Class and Term Expiration	Directors	Age
Class I	Todd Bazemore	53
(2024)	Christopher Cabell, M.D.	55

Class II	Richard Batycky, Ph.D.	55
(2025)

Class III	Michael J. Higgins	61
(2026)	Anand Varadan	57

At the Annual Meeting, our stockholders will consider and vote upon the re-election of Todd Bazemore and Christopher Cabell, M.D. (collectively, the “Company Nominees”), to serve as Class I directors. If re-elected, the Company Nominees will serve for a three-year term that will expire at our 2027 annual meeting of stockholders. Our Board believes that all of our current directors, including the two nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote. The two Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The biographies of the Company Nominees for Class I directors (for terms expiring in 2027) are as follows:

Todd Bazemore. Mr. Bazemore was appointed to serve as a director of our Company in October 2020. Todd Bazemore has served as the President and Chief Operating Officer of KALA BIO, Inc. since December 2021 and as the Chief Operating Officer from November 2017 through November 2021. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of the Respiratory Business Unit. He received his Bachelor of Science from the University of Massachusetts, Lowell. We believe that Mr. Bazemore has extensive business experience running the commercial operations of biopharmaceutical companies and qualifies him to serve as a member of the Board.

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Christopher Cabell, M.D. Dr. Cabell was appointed to serve as a director of our Company in June 2020. He is currently the Chief Executive Officer at CorHepta Pharmaceuticals, having joined in August 2024. Prior to joining CorHepta, Dr. Cabell was Chief Medical Officer at Emergent BioSolutions and later Zura Bio. Previously, Dr. Cabell spent three (3) years at Arena Pharmaceuticals, Inc. with increasing responsibilities including Head of Research and Development, and Chief Medical Officer from October 2017 to November 2020. Dr. Cabell spent 10 years at Quintiles Inc. and QuintilesIMS in a variety of management positions including Chief Medical and Scientific Officer, Global Head of Medical and Project Management, and Global Head of Business Development from October 2007 to September 2017. Prior to joining Quintiles, Dr. Cabell was on faculty at Duke University School of Medicine in the Division of Cardiology. Dr. Cabell is a Fellow of the American College of Cardiology and has over 100 peer reviewed publications including in the New England Journal of Medicine, JAMA, and Annals of Internal Medicine. Board certified in both internal medicine and cardiovascular diseases, Dr. Cabell is an honors graduate of Pennsylvania State University and Duke University, earning both his Medical Degree and a Masters in Health Sciences from the latter. We believe that Dr. Cabell’s noteworthy experience in clinical drug development in biotechnology companies qualifies him to serve as a member of the Board.

The biography of the Class II director (for term expiring in 2025) is as follows:

Richard Batycky, Ph.D. Dr. Batycky was appointed to serve as a director of our Company in November 2019. He is currently the President and Chief Executive Officer of Nocion Therapeutics, Inc. having served in such position since 2018. Dr. Batycky has over two decades of experience with biotech start-ups from founding to acquisition across an array of platforms and disease states with notable expertise in inhaled drug development. From 2009 to 2014, he was the Chief Scientific Officer and a founder of Civitas Therapeutics, which was acquired by Acorda Therapeutics, Inc., or Acorda. At Acorda, he served as Chief Technology Officer from 2014 to 2018 where he led its novel dry powder inhalation therapy to treat motor issues in Parkinson’s patients through to FDA approval as Inbrija™. Prior to Civitas Therapeutics, he was Chief Scientific Officer and Senior VP of R&D at Pulmatrix from 2007 to 2009 and held prior positions at Alkermes and Advanced Inhalation Research from 1998 to 2007. Dr. Batycky received his B.Sc. in Chemical Engineering from the University of Calgary and his S.M. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology (MIT). We believe that Dr. Batycky’s noteworthy experience in inhaled drug development in biotechnology companies qualifies him to serve as a member of the Board.

The biographies of the Class III directors (for terms expiring in 2026) are as follows:

Michael J. Higgins. Mr. Higgins was appointed Chairman of the Board in April 2020. He has been a member of the Board of Directors since June 2015. He has served as chairman of the board of directors of Voyager Therapeutics., a publicly traded biopharmaceutical company, since June 2019, and served as Voyager’s Interim CEO from June 2021 through March 2022. He has served as a board member of Genocea Biosciences Inc., a publicly traded immuno-oncology company, from 2015 to June 2022; Nocion Therapeutics, Inc., a biopharmaceutical company, since September 2020; and Camp4 Therapeutics Corporation, a biopharmaceutical company, since October 2017 and Cyclerion Therapeutics, Inc., a publicly traded biopharmaceutical company, since November 2023. Mr. Higgins is a serial entrepreneur who has helped launch/build numerous companies during his career. He served as Entrepreneur-in-Residence at Polaris Partners, an investment company, from 2015 to 2020. From 2003 to 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals Inc, a biopharmaceutical company. Prior to 2003, Mr. Higgins held a variety of senior business positions at Genzyme Corporation, including Vice President of Corporate Finance and Vice President of Business Development. Prior to joining Genzyme Corporation, Mr. Higgins led Procept, Inc.’s financial team from founding through its initial public offering. Mr. Higgins earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Higgins’ financial and business expertise, including his diversified background as an executive officer in public pharmaceutical companies, qualifies him to serve as a member of the Board.

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Anand Varadan. Mr. Varadan was appointed to serve as a director of our Company in July 2021. He is currently the founder and President of Ignition Insights, LLC, a consulting firm providing commercial and strategic consultancy services to biopharma companies and investors. Previously, he was Executive Vice President, Chief Commercial Officer at Chiasma Inc., a commercial-stage biopharmaceutical company, until its acquisition by Amryt PLC. Mr. Varadan also served as Executive Vice President, Chief Commercial Officer of Karyopharm Therapeutics, Inc, an oncology-focused pharmaceutical company, where he started up commercial operations leading to the successful launch of XPOVIO for multiple myeloma. Earlier in his career, Mr. Varadan held executive leadership roles at Amgen Inc., a biopharmaceutical company, in the U.S., E.U., and Canada including Vice President, U.S. Inflammation and Nephrology Business Unit and Vice President and General Manager, Amgen Canada. Prior to Amgen, Mr. Varadan was a brand manager at Procter and Gamble Company. Mr. Varadan has a B.A. from George Washington University and an M.B.A. from the Simon Business School at the University of Rochester. Mr. Varadan’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on the Board.

Required Vote and Board Recommendation

If a quorum is present, the two Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the two Company Nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote “FOR” all Company Nominees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR

The Audit Committee of the Board has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum LLP. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

A majority of the votes cast affirmatively or negatively for the proposal is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion. Abstentions will have no effect on the outcome of the vote on this proposal.

The Board recommends that you vote “FOR” the ratification of Marcum LLP as our independent registered public accounting firm for the 2024 fiscal year.

Marcum LLP Representatives at Annual Meeting

We expect that representatives of Marcum LLP will be present telephonically at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the Annual Meeting.

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OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. A copy of our 2023 Annual Report on Form 10-K is also available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Pulmatrix, Inc., Attention: Investor Relations at the following address: 945 Concord Street, Suite 1217, Framingham, MA 01701.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If two or more stockholders share an address, we may send a single copy of this proxy statement and other soliciting materials, as well as the 2023 Annual Report to the shared address, unless we have received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, we will deliver a separate proxy card for each stockholder entitled to vote. Additionally, we will send an additional copy of this proxy statement, other soliciting materials and the 2023 Annual Report promptly upon oral or written request by any stockholder to our Corporate Secretary, Pulmatrix, Inc., at 945 Concord Street, Suite 1217, Framingham, MA 01701; telephone number (888) 355-4440.

If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2023 Annual Report and would prefer in the future to receive only one copy, such stockholders may make such request to our Secretary at the same address or telephone number.

Stockholders may also request these documents by contacting our Proxy Solicitation Agent, Campaign Management:

North American Toll-Free Phone: +1 (844) 264-9255

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders (the “2025 Annual Meeting”) and who wishes the proposal to be included in the proxy statement and form of proxy for that meeting must submit the proposal in writing no later than July 11, 2025, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted on or before the close of business with attention to our Secretary at 945 Concord Street, Suite 1217, Framingham, MA 01701.

Stockholders wishing to nominate a director or submit proposals to be presented directly at the 2025 Annual Meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices, as listed above, no earlier than August 20, 2025 and no later than the close of business on September 19, 2025. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions in the Bylaws, subject to applicable rules of the SEC.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PULM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59178-P20359 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PULMATRIX, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors

Nominees:	**For**	**Withhold**
1a. Todd Bazemore	☐	☐
1b. Christopher Cabell, M.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V59179-P20359

PULMATRIX, INC.
Annual Meeting of Stockholders
December 18, 2024 8:30 AM EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Ludlum and Jordan Medalia, as proxies, with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PULMATRIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM EST on DECEMBER 18, 2024, at www.virtualshareholdermeeting.com/PULM2024 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side